UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2010

Global Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

45 East Putnam Avenue, Greenwich, CT 06830
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition.

As of June 18, 2010, Global Gold Corporation (the "Company" or "Global Gold"), through its Global Gold Mining, LLC subsidiary, closed the joint venture agreement pursuant to the amended agreement entered into on March 24, 2010 with Caldera Resources Inc. (“Caldera”) for a joint venture on the Company’s Marjan property in Armenia (“Marjan JV”) which amended the December 18, 2009 agreement.

Key terms include that Caldera shall own 55% of the shares of a newly created joint venture company, Marjan-Caldera Mining, LLC, become the operator of the project, and be responsible for all expenses.  To maintain its 55% interest, Caldera is obligated to spend up to US$ 3,000,000 on the Property, and issue 500,000 shares of Caldera to Global Gold Corporation.  The joint venture board shall have two Caldera representatives and one Global Gold representative.  Under the joint venture agreement Caldera will own 100% in the Marjan Gold-Silver Project by making quarterly payments totaling US$ 2,850,000, starting September 30, 2010, after which Global Gold will retain a 1.5% NSR on all production on the Central zone and a 2.5% NSR on all production on the Northern zone.  Should Caldera not perform in accordance with the terms of the Marjan JV, then Global Gold will have 100% interest of the Marjan JV transferred back and Caldera will receive an NSR on the Marjan property equal to .5% for each tranche of US$ 1,000,000 up to a maximum NSR of 3%, all as further described in Exhibit 10.4 below.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2010, the Company held its 2010 Annual Meeting of Stockholders at its headquarters in Greenwich, CT.  The matters listed below were submitted to a vote of the Company’s stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the SEC on April 30, 2010.  The holders of Common Stock entitled to 34,570,261 votes out of the 41,152,856, eligible to vote as of the record date, were present in person or by proxy, which represented approximately 84% of the outstanding shares.  The results of the stockholder vote are as follows:

Proposal 1 — Election of Directors

The following individuals were elected to serve as directors to hold office until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified.

Director Nominee	For	Against	Abstain
Drury J. Gallagher	28,364,792	0	208,350
Harry Gilmore	28,364,792	0	208,350
Nicholas J. Aynilian	28,364,792	0	208,350
Ian C. Hague	28,364,792	0	208,350
Van Z. Krikorian	28,364,792	0	208,350

Proposal 2 — Ratification of the Appointment of Sherb & Co., LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2010

Our stockholders ratified the appointment of Sherb & Co., LLP to serve as the Cokmpany’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
31,978,745	2,260,397	331,119

Item 8.01 Other Events

On June 17, 2010, the Company issued a joint press release with Caldera Resources announcing that they have received TSX Venture Exchange acceptance of their filing documents relating to the joint venture agreement announced on March 24, 2010 and that the NI 43-101 report prepared for Caldera Resources on the Marjan Gold Project was filed on SEDAR.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 18, 2010, following the Company’s 2010 Annual Meeting of Stockholders, there was a review of the Company’s current operations.  In Armenia, the Toukhmanuk plant expansion was updated detailing the equipment and parts being ordered.  Additionally, the license for exploration sites outside the central section (where a twenty-five year mining license is in effect) at Toukhmanuk was extended for an additional two years through May 13, 2012.  In Chile, the Company discussed several options for development of its Valdivia property and operations.

Item 9.01 Exhibits

Exhibit No.	Description
10.3	Material Contract – Marjan Joint Venture Agreement dated as of December 18, 2009.(1)

10.4	Material Contract – Marjan Joint Venture Agreement dated as of March 24, 2010. (2)

99.1
Press release on June 17, 2010, by Global Gold Corporation and Caldera Resources announcing the TSX Venture Exchange acceptance of their joint venture agreement filing documents and SEDAR filing of the Marjan Property NI 43-101.

 (1) Incorporated herein by reference to Exhibit 10.3 to the Company's current report on Form 8-K filed with the SEC on December 22, 2009.

 (2) Incorporated herein by reference to Exhibit 10.4 to the Company's current report on Form 8-K filed with the SEC on March 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: June 22, 2010	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer

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